UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 17, 2013

Commission File Number:  000-51071

Spy, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0580186
(IRS Employer Identification No.)

2070 Las Palmas Drive, Carlsbad, California 92011
(Address of principal executive offices)

760-804-8420
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 17, 2013, Michael D. Angel, our chief financial officer, treasurer and secretary, resigned from his employment with SPY Inc. (the "Company"), effective May 31, 2013. As a result of his resignation, Mr. Angel will receive: (i) severance pay equal to his current base salary of $250,000, payable over the next 12 months; (ii) payment of Cobra benefits for a period of 6 months; and (iii) an extension of the exercise period of his presently vested stock options to December 31, 2014. Mr. Angel will forfeit all unvested stock options on May 31, 2013. Mr. Angel has agreed to be an independent consultant during a transitional period, as interim CFO or in another capacity as may be determined by the Company at its sole discretion, at a rate equal to $4,800 per week, which amount is equivalent to his base salary as an employee CFO.

Disclaimer.

Certain statements in this Current Report on Form 8-K are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance and are subject to inherent risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "feel," "estimate," "predict," "hope," the negative of such terms, expressions of optimism or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in our forward-looking statements include, but are not limited to the continuity of our management team, the viability of our brand, progress on our turnaround, and the other risks identified from time to time in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spy, Inc.

Date:   May 17, 2013
By:	/s/ Michael Marckx

Name: Michael Marckx
Title: Chief Executive Officer